PREFERRED APARTMENT COMMUNITIES, INC.
2019 STOCK INCENTIVE PLAN

TABLE OF CONTENTS
ARTICLE 1. ESTABLISHMENT AND PURPOSE OF THE PLAN	4
1.1 Establishment	4
1.2 Purpose of the Plan	4
ARTICLE 2. DEFINITIONS	4
ARTICLE 3. ELIGIBILITY, SHARES AVAILABLE AND ADMINISTRATION	9
3.1 Eligibility	9
3.2 Stock Subject to the Plan	9
3.3 Share Usage	9
3.4 Administration of the Plan	9
3.5 Limits on Incentive Stock Options	10
3.6 Limits on Non-Employee Director Compensation	10
ARTICLE 4. TERMS OF AWARDS	10
4.1 Terms and Conditions of All Awards	10
(a) Number of Shares	10
(b) Award Agreement or Program	10
(c) Date of Grant	10
(d) Tandem Awards	10
(e) Non-Transferability	10
(f) Deferrals	11
(g) Minimum Vesting	11
(h) Modifications after Grant	11
(i) Awards Granted under Prior Plan and Code Section 162(m) Transition Rule	11
4.2 Terms and Conditions of Options	11
(a) Option Price	12
(b) Option Term	12
(c) Payment	12
(d) Conditions to the Exercise of an Option	12
(e) Termination of Incentive Stock Option	12
(f) Special Provisions for Certain Substitute Options	13
4.3 Terms and Conditions of Stock Appreciation Rights	13
(a) Settlement	13
(b) Stock Appreciation Right Term	13
(c) Conditions to Exercise	13
4.4 Terms and Conditions of Stock Awards	13
(a) Issuance	14
(b) Conditions	14
4.5 Terms and Conditions of Restricted Stock Units	14
(a) Payment	14
(b) Conditions to Payment	14
4.6 Terms and Conditions of Performance Unit Awards	14
(a) Payment	14
(b) Conditions to Payment	14
4.7 Terms and Conditions of Dividend Equivalent Rights	14
(a) Payment	15

TABLE OF CONTENTS
(b) Conditions to Payment	15
4.8 Cash Awards	15
4.9 Terms and Conditions of Deferrals	15
(a) Payment	15
(b) Conditions to Payment	15
4.10 Terms and Conditions of Other Stock-Based Awards	15
(a) Payment	15
(b) Conditions to Payment	15
ARTICLE 5. RESTRICTIONS ON STOCK	16
5.1 Escrow of Shares	16
5.2 Restrictions on Transfer	16
ARTICLE 6. CHANGE IN CONTROL	16
6.1 Time-Based Awards	16
6.2 Performance-Based Awards	17
ARTICLE 7. GENERAL PROVISIONS	17
7.1 Withholding	17
7.2 Changes in Capitalization; Merger; Liquidation	17
(a) Equity Restructuring	17
(b) Other Changes in Capital Structure	18
(c) Substitution	18
(d) Plan is not a Limit on Company Powers	18
7.3 Compliance with Code	18
7.4 No Representations or Covenants	18
7.5 Right to Terminate Employment or Service	18
7.6 Non-Alienation of Benefits	18
7.7 Conditions and Restrictions upon Stock subject to Awards	19
7.8 Compliance with Laws	19
7.9 Restrictions on Delivery and Sale of Shares; Legends	19
7.10 Clawback	19
7.11 Awards to Non-U.S. Employees	20
7.12 Indemnification	20
7.13 Termination and Amendment of the Plan	20
7.14 Stockholder Approval	20
7.15 Choice of Law	20

PREFERRED APARTMENT COMMUNITIES, INC.
2019 STOCK INCENTIVE PLAN
ARTICLE 1. ESTABLISHMENT AND PURPOSE OF THE PLAN

1.1    Establishment. Preferred Apartment Communities, Inc., a Maryland corporation (the "Company"), previously established the Preferred Apartment Communities, Inc. 2011 Stock Incentive Plan maintained under a plan document effective February 25, 2011 and amended by the First, Second and Third Amendments, effective November 1, 2011, March 1, 2013, and February 5, 2015, respectively (the "Prior Plan"). The Preferred Apartment Communities, Inc. 2019 Stock Incentive Plan (the "Plan") is an amendment and restatement of the Prior Plan. The Plan will become effective May 2, 2019, the date of the 2019 annual meeting of the Company’s stockholders (the "Effective Date"), subject to approval of the Plan by the Company’s stockholders.

1.2    Purpose of the Plan. The Plan is intended to (a) provide incentive to officers, employees, directors and consultants of the Company and its Affiliates to stimulate their efforts toward the continued success of the Company and to operate and manage the business in a manner that will provide for the long-term growth and profitability of the Company; (b) encourage Stock ownership by such officers, employees, directors and consultants by providing them with a means to acquire a proprietary interest in the Company, acquire shares of Stock, or to receive compensation which is based upon appreciation in the value of Stock; and (c) provide a means of obtaining, rewarding and retaining such officers, employees, directors, and consultants.

ARTICLE 2. DEFINITIONS

Whenever used herein, the masculine pronoun will be deemed to include the feminine, and the singular to include the plural, unless the context clearly indicates otherwise, and the following capitalized words and phrases are used herein with the meaning thereafter ascribed:
2.1    "Affiliate" means:
(a)Preferred Apartment Advisors, LLC and NMP Advisors, LLC, or any of their subsidiaries, as long as an agreement remains in place by which Preferred Apartment Advisors, LLC manages operations of the Company;
(b)Any Subsidiary,
(c)An entity that directly or through one or more intermediaries controls, is controlled by, or is under common control with the Company, as determined by the Company, or
(d)Any entity in which the Company has such a significant interest that the Company determines it should be deemed an "Affiliate," as determined in the sole discretion of the Company.
2.2    "Award" means, individually and collectively, Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Stock Awards (including Performance Stock Awards), Restricted Stock Units (including Performance Restricted Stock Units), Performance Unit Awards, Dividend Equivalent Rights, Other Stock-Based Awards and Cash Awards.

2.3    "Award Agreement" means an agreement between the Company and a Participant or other documentation evidencing any Award granted under the Plan.

2.4    "Award Program" means a written program established by the Committee, pursuant to which Awards are granted under the Plan under uniform terms, conditions and restrictions set forth in such written program.
2.5    "Board of Directors" means the board of directors of the Company.

2.6    "Cash Awards" means rights to receive cash payments as described in Section 4.8.

2.7    “Cause" means, unless otherwise defined in the applicable Award Agreement, the occurrence of any of the following events:

(a)willful failure by the Participant to perform the Participant’s duties and responsibilities for the Company or an Affiliate;

(b)willful misconduct by the Participant in performing the Participant’s duties and responsibilities for the Company or an Affiliate;

(c)intentional disclosure by the Participant to an unauthorized person of confidential information or trade secrets of the Company or an Affiliate;

(d)an act by the Participant of fraud against, misappropriation from or dishonesty to either the Company or an Affiliate, or any other party if the Board of Directors determines such act could have an adverse impact on the Company;

(e)commission by the Participant of a felony or crime in involving moral turpitude, as determined by the Board of Directors;

(f)material violation of any policy, code of ethics or business conduct, work rule or standard of the Company or an Affiliate; or

(g)a material breach by the Participant of any material agreement with the Company or an Affiliate.

2.8    "Change in Control" means:

(a)Individuals who, as of the Effective Date, constitute the Board of Directors of the Company (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board of Directors;

(b)Completion of a reorganization, merger or consolidation, in each case unless, following such reorganization, merger or consolidation, (i more than sixty percent (60%) of the combined voting power of the then outstanding voting securities of the corporation resulting from such reorganization, merger or consolidation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners of the Company's outstanding voting securities immediately prior to such reorganization, merger or consolidation in substantially the same proportions as their beneficial ownership, immediately prior to such reorganization, merger or consolidation, of the Company's outstanding voting securities, and (ii) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger or consolidation were members of the Incumbent Board at the time of the execution of the initial agreement providing for such reorganization, merger or consolidation;

(c)(i) Completion of liquidation or dissolution of the Company or (ii) the sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation with respect to which following such sale or other disposition (A) more than sixty percent (60%) of the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners of the Company's outstanding voting securities entitled to vote generally in the election of directors immediately prior to such sale or other disposition in substantially the same proportion as their beneficial ownership, immediately prior to such sale or other disposition, of the Company's outstanding voting securities, and (B) at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board of Directors of the Company providing for such sale or other disposition of assets of the Company.

Notwithstanding the foregoing, (i) if specified in an Award Agreement or otherwise required to avoid an Award being subject to tax under Code Section 409A, a Change in Control shall not be deemed to have occurred unless the event also qualifies as a change in the ownership or effective control of the Company or in the ownership of a substantial portion of its assets under Code Section 409A(a)(2)(A)(v) and (ii) the Committee may provide in an Award Agreement for a different definition of Change in Control to be used, provided, however that such definition must be determined by the Committee to result in an actual change in control of the Company and shall not include provisions such as announcement or commencement of a tender or exchange offer, a potential takeover, shareholder approval (as opposed to consummation) of a merger or other transaction, acquisition of 15% or less of the Company’s outstanding voting securities, an unapproved change in less than a majority of the Board or other similar provisions in which an actual change in control does not occur.

2.9    "Class B Unit" means a means a unit of limited partnership interest designated as a "Class B Unit" in the Partnership Agreement.

2.10    "Code" means the Internal Revenue Code of 1986, as amended.

2.11    "Committee" means the Compensation Committee of the Board of Directors.

2.12    "Consultant" means any natural person who, directly or indirectly, provides bona fide consulting or advisory services to the Company or any of its Affiliates pursuant to a written agreement, which are not in connection with the offer and sale of securities in a capital-raising transaction, and do not, directly or indirectly, promote or maintain a market for the Company’s or its Affiliates’ securities.

2.13    "Continuous Service" means the continuous service to the Company or an Affiliate as an officer or as an employee, without interruption or termination. Continuous Service shall not be considered interrupted in the case of:  (a) any approved leave of absence or (b) any change in status as long as the individual remains an officer or an employee of the Company or an Affiliate. An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave.

2.14    "Deferral(s)" refers to the rights described in Section 4.9.

2.15    "Disability" has the meaning provided in the applicable Award Agreement, or if defined by reference to the Plan, as provided in the long-term disability plan or policy maintained by the Company or an Affiliate that covers the Participant, or if no such plan or policy is applicable or the determination of Disability relates to an Incentive Stock Option, Disability means that condition described in Code Section 22(e)(3). In the event of a dispute, the determination of Disability will be made by the Committee and will be supported by advice of a physician competent in the area to which such Disability relates. Notwithstanding the foregoing, if specified in an Award Agreement or otherwise required to avoid an Award being subject to tax under Code Section 409A, a Disability shall not be deemed to have occurred unless the event also qualifies as a disability under Code Section 409A(a)(2)(C).

2.16    "Dividend Equivalent Rights" means certain rights to receive cash payments as described in Section 4.7.

2.17    "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

2.18    "Fair Market Value" with regard to a date means:

(a)    If the shares of Stock are actively traded on any national securities system or any nationally recognized quotation or market system, the price at which Stock shall have been sold as reported by the exchange or system selected by the Committee on which the shares of Stock are then actively traded;

(b)    if the shares of Stock are not actively traded on any such exchange or system but are reported by such exchange or system, the price of Stock as reported by such exchange or system; or

(c)    if the shares of Stock are not actively traded or reported on any such exchange or system, the fair market value of the Stock as determined by the Committee determined by the reasonable application of a reasonable valuation method as most recently determined (but in no event more than twelve (12) months earlier), but taking into account the facts and circumstances as of such date.

For purposes of Subsection (a), (b), or (c) above, the Committee may use the closing price as of the applicable date or the last trading or business day before that date, the average of the high and low prices as of the applicable date, the last trading or business day before that date or for a period certain ending on either such date, the price determined at the time, or immediately before or immediately after, the transaction is processed, the tender offer price for shares of Stock, or any other method which the Committee determines is reasonably indicative of fair market value; provided, however, that for purposes of granting Nonqualified Stock Options or Stock Appreciation Rights, Fair Market Value of Stock shall be determined in accordance with the requirements of Code Section 409A, and for purposes of granting Incentive Stock Options, Fair Market Value of Stock shall be determined in accordance with the requirements of Code Section 422.
2.19    "Good Reason" means, unless otherwise defined in the applicable Award Agreement, the occurrence of the events listed below:

(a)(i) a material diminution by the Company or an Affiliate in the Participant’s duties and responsibilities, (ii) a reduction by the Company or an Affiliate in the Participant’s annual base salary or annual cash incentive opportunity, or (iii) the Company or an Affiliate requires the Participant to relocate the Participant’s primary place of employment to a new location that is more than fifty (50) miles (calculated using the most direct driving route) from its current location, without the Participant’s consent;

(b)the Participant gives written notice to the Company or the Affiliate of objection within ten (10) days following the occurrence of the event in subsection (a); and

(c)the Company or the Affiliate fails to remedy the event within ten (10) days following the Participant’s written notice of objection; and

(d)the Participant terminates the Participant’s employment within thirty (30) days following the Company’s failure to remedy the event.

2.20    "Incentive Stock Option" means an incentive stock option within the meaning of Section 422 of the Internal Revenue Code.

2.21    "Non-employee Director" means a member of the Board of Directors who is not an employee of the Company, a Subsidiary or other Affiliate and also qualifies as a non-employee director under Rule 16b-3.

2.22    "Non-Qualified Stock Option" means a stock option that is not an Incentive Stock Option.

2.23    "Option" means a Non-Qualified Stock Option or an Incentive Stock Option.

2.24    "Other Stock-Based Award" means a right or other interest, including but not limited to Units, granted to a Participant that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock as described in Section 4.10.

2.25    "Over 10% Owner" means an individual who at the time an Incentive Stock Option is granted owns Stock possessing more than 10% of the total combined voting power of the Company or one of its Subsidiaries, determined by applying the attribution rules of Code Section 424(d).

2.26    "Participant" means an individual who receives an Award hereunder.

2.27    "Partnership" means Preferred Apartment Communities Operating Partnership, L.P., a limited partnership that is controlled by the Company.

2.28    "Partnership Agreement" means the Sixth Amended and Restated Agreement of Limited Partnership of Preferred Apartment Communities Operating Partnership, L.P., as it may be amended or amended and restated or any successor agreement thereto.

2.29    "Performance Goals" means any one or more performance goals established by the Committee, including without limitation, goals, either individually, alternatively or in any combination, applied to the Company as a whole or to a business unit or Affiliate, either individually, alternatively or in combination, and measured over a Performance Period established by the Committee, on an absolute basis or relative to a pre-established target, to prior period results or to a designated comparison group or index, in each case as specified by the Committee in the Award. The Committee may adjust any evaluation of performance under a Performance Goal in its discretion at any time.

2.30    "Performance Period" means, with respect to an Award, a period of time within which the Performance Goals relating to such Award are to be measured. The Performance Period will be established by the Committee.
2.31    "Performance Unit Award" refers to a performance unit award as described in Section 4.6.

2.32    "Performance Stock Awards" means Stock Awards containing Performance Goals.

2.33    "Performance Restricted Stock Unit Awards" means Restricted Stock Unit awards containing Performance Goals.

2.34    "Restricted Stock Unit" refers to the rights described in Section 4.5.
2.35    "Stock" means common stock, $0.01 par value per share, of the Company.
2.36    "Stock Appreciation Right" means a stock appreciation right described in Section 4.3.

2.37    "Stock Award" means a stock award described in Section 4.4.

2.38    "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the relevant time, each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in the chain. A "Subsidiary" shall include any entity other than a corporation to the extent permissible under Code Section 424(f) or regulations or rulings thereunder.

2.39    "Unit" means a unit of limited partnership interest (which may include, without limitation, a Class B Unit) of the Partnership.

ARTICLE 3. ELIGIBILITY, SHARES AVAILABLE AND ADMINISTRATION

3.1    Eligibility. Awards may be granted only to officers, employees, directors, and Consultants of the Company, or any Affiliate of the Company; provided, however, that an Incentive Stock Option may only be granted to an employee of the Company or any Subsidiary.

3.2    Stock Subject to the Plan. Subject to adjustment in accordance with Section 7.2, a number of shares of Stock equal to the sum of (a) the number of shares of Stock subject to outstanding Awards under the Prior Plan immediately before the Effective Date, (b) the number of shares of Stock authorized and available for issuance of future Awards under the Prior Plan immediately before the Effective Date, and (c) one million (1,000,000) shares of Stock are hereby reserved exclusively for issuance upon exercise or payment pursuant to Awards.

3.3    Share Usage. The shares of Stock attributable to any portion of an Award that is forfeited, cancelled, expired, terminated or paid or settled in cash or otherwise without the issuance of shares of Stock for any reason without becoming vested, paid, exercised, converted or otherwise settled in full in shares of Stock will again be available for issuance under Section 3.2, provided, however, that shares of Stock subject to an Award under the Plan shall not again be available for issuance if such Shares have been (a) tendered or withheld to pay the exercise price of Options or Stock Appreciation Rights, (b) withheld or remitted to satisfy the tax withholding on Awards, (c) repurchased by the Company using the cash proceeds received by the Company from the exercise of Options granted under the Plan or (d) subject to a Stock Appreciation Right or Option settled in Stock and not issued upon net settlement or net exercise of the Stock Appreciation Right or Option.

3.4    Administration of the Plan.  The Plan is administered by the Committee.  The Committee has full authority in its discretion to determine the officers, employees, directors and consultants of the Company or its Affiliates to whom Awards will be granted and the terms and provisions of Awards, subject to the Plan. Subject to the provisions of the Plan, the Committee has full and conclusive authority to interpret the Plan; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the respective Award Agreements and to make all other determinations necessary or advisable for the proper administration of the Plan.  The Committee’s determinations under the Plan need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, Awards under the Plan (whether or not such persons are similarly situated).  The Committee’s decisions are final and binding on all Participants.

3.5    Limits on Incentive Stock Options. Up to one hundred percent (100%) of the shares of Stock reserved for issuance pursuant to Awards are permitted (but are not required) to be issued pursuant to Incentive Stock Options. In the case of Incentive Stock Options, the aggregate Fair Market Value (determined as at the date an Incentive Stock Option is granted) of stock with respect to which stock options intended to meet the requirements of Code Section 422 become exercisable for the first time by an individual during any calendar year under all plans of the Company and its Subsidiaries may not exceed $100,000; provided further, that if the limitation is exceeded, the Incentive Stock Option(s) which cause the limitation to be exceeded will be treated as Non-Qualified Stock Option(s).

3.6    Limits on Non-Employee Director Compensation.  With respect to any Participant who is a Non-employee Director, the aggregate number of shares of Stock subject to any Awards that are in the form of Stock or payable in the form of Stock and are granted under the Plan shall not exceed 75,000 (which shall be subject to adjustment pursuant to Section 7.2), during any fiscal year of the Company with respect to the Non-employee Director’s service as a member of the Board of Directors or any committees thereof for any calendar year.

ARTICLE 4. TERMS OF AWARDS

4.1    Terms and Conditions of All Awards

(a)    Number of Shares. The number of shares of Stock as to which an Award may be granted will be determined by the Committee in its sole discretion, subject to the provisions of

Section 3.2 as to the total number of shares available for grants under the Plan and subject to the limits in Sections 3.5 and 3.6.

(b)    Award Agreement or Program. Each Award will be evidenced either by an Award Agreement in such form and containing such terms, conditions and restrictions as the Committee may determine to be appropriate, including without limitation, Performance Goals or other criteria, if any, that must be achieved as a condition to vesting or settlement of the Award, or be made subject to the terms of an Award Program, containing such terms, conditions and restrictions as the Committee may determine to be appropriate, including without limitation, Performance Goals or other criteria, if any, that must be achieved as a condition to vesting or settlement of the Award; provided, however the Committee shall not be permitted to provide for vesting in connection with a change in control of the Company that does not meet the requirements of the definition of Change in Control hereunder. Each Award Agreement or Award Program is subject to the terms of the Plan and any provisions contained in the Award Agreement or Award Program that are inconsistent with the Plan are null and void.

(c)    Date of Grant. The date as of which an Award is granted will be the date on which the Committee has approved the terms and conditions of the Award and has determined the recipient of the Award and the number of shares of Stock covered by the Award (or formula for determining the same), and has taken all such other actions necessary to complete the grant of the Award or such later date as may be specified in the approval of the Award.

(d)    Tandem Awards. Any Award may be granted in connection with all or any portion of a previously or contemporaneously granted Award, subject to the other requirements of the Plan. Exercise or vesting of an Award granted in connection with another Award may result in a pro rata surrender or cancellation of any related Award, as specified in the applicable Award Agreement or Award Program.

(e)    Non-Transferability. Awards and rights under Awards are not saleable, transferable, alienable or assignable except by will or by the laws of descent and distribution, and each Award and each Award and right under an Award is exercisable, during the Participant’s lifetime, only by the Participant; or in the event of the Disability of the Participant, by the legal representative of the Participant; or in the event of death of the Participant, by the legal representative of the Participant’s estate, or if no legal representative has been appointed within ninety (90) days of the Participant’s death, by the person(s) taking under the laws of descent and distribution applicable to the Participant; provided, however, that the Committee may allow a Participant to designate a beneficiary or beneficiaries in the manner determined by the Committee to exercise the rights of a Participant with respect to an Award upon the death of a Participant; provided, further, the Committee may, to the extent it so provides in applicable Award Agreements, waive any of the provisions of this Section or provide otherwise as to any Awards other than Incentive Stock Options.

(f)    Deferrals. The Committee may establish rules and procedures to permit or require a holder of an Award to defer recognition of taxable income upon the exercise or vesting of an Award.

(g)    Minimum Vesting. Notwithstanding any provision of the Plan to the contrary, the vesting period for each Award that is payable in Stock will be not less than one year from the date of grant of the Award, subject exceptions for death or Disability and as provided in Article 6 regarding a Change in Control; provided, however, Awards relating to up to five percent (5%) of the shares of

Stock authorized for issuance under the Plan shall be exempt from the one year minimum vesting requirement

(h)    Modifications after Grant. After the date of grant of an Award, the Committee may, in its sole discretion, waive, modify or amend the terms and conditions of an Award or terminate an Award, except to the extent that such alteration would be inconsistent with other provisions of the Plan or would, without the Participant’s consent, adversely affect the rights of a Participant under the Award in a manner not permitted by the Plan; provided, however, that no such consent shall be required if the Committee determines in its sole discretion that such alteration either (i) is required or advisable for the Company, the Plan or an Award to satisfy or conform to any law or regulation or to meet the requirements of any accounting standard or (ii) is not reasonably likely to significantly diminish the benefits provided under such Award; provided, however, that the Committee may not, after the date of grant, accelerate vesting of an Award that is payable in Stock, except in the case of death or Disability of a Participant.

(i)    Awards Granted under Prior Plan and Code Section 162(m) Transition Rule. Awards granted under the Prior Plan before the Effective Date shall be subject to the terms and conditions of the Plan, except (A) if an Award granted under the Prior Plan incorporates a definition by reference to the Prior Plan (other than the definition of Plan), the definition in the Prior Plan shall govern if different from the definition in the Plan or if no such definition appears in the Plan, (B) no termination, amendment, suspension, or modification of the Prior Plan or an Award granted under the Prior Plan shall adversely affect in any material way any Award granted under the Prior Plan, without the written consent of the Participant holding such Award, and (C) solely to the extent required to preserve the availability of a tax deduction for the Company under Code Section 162(m), the terms of the Prior Plan shall govern each Award granted or to be granted under the Prior Plan (i) that constitutes remuneration pursuant to a binding written contract that was in effect on November 2, 2017 or (ii) as to which transition relief from the changes made to Code Section 162(m) by the Tax Cuts and Jobs Act of 2017 is otherwise available.

4.2    Terms and Conditions of Options. Each Option granted under the Plan must be evidenced by an Award Agreement. At the time any Option is granted, the Committee will determine whether the Option is to be an Incentive Stock Option described in Code Section 422 or a Non‑Qualified Stock Option, and the Option must be clearly identified as to its status as an Incentive Stock Option or a Non‑Qualified Stock Option.  Incentive Stock Options may only be granted to employees of the Company or any Subsidiary. At the time any Incentive Stock Option granted under the Plan is exercised, the Company will be entitled to legend the certificates (if any) representing the shares of Stock purchased pursuant to the Option to clearly identify them as representing the shares purchased upon the exercise of an Incentive Stock Option. An Incentive Stock Option may only be granted within ten (10) years from the earlier of the date the Plan is adopted or approved by the Company’s stockholders.

(a)    Option Price. Subject to adjustment in accordance with Section 7.2 and the other provisions of this Section, the exercise price (the "Exercise Price") per share of Stock purchasable under any Option must be as set forth in the applicable Award Agreement, but in no event may it be less than the Fair Market Value on the date the Option is granted. Except for adjustments as contemplated by Section 7.2 hereof, unless approved by the stockholders of the Company, in no event will the Exercise Price per share of Stock of any Option be reduced after the date of grant of the Option and no Option may be cancelled or surrendered in exchange for an Option with a lower Exercise Price per share of Stock or in exchange for cash or other consideration ("Option Repricing").

With respect to each grant of an Incentive Stock Option to a Participant who is an Over 10% Owner, the Exercise Price may not be less than 110% of the Fair Market Value on the date the Option is granted.

(b)    Option Term. Any Option granted to a Participant shall not be exercisable after the expiration of ten (10) years after the date the Option is granted; provided, however that any Incentive Stock Option granted to an Over 10% Owner shall not be exercisable after the expiration of five (5) years after the date the Option is granted. The term of any Option shall be specified in the applicable Award Agreement.

(c)    Payment. Payment for all shares of Stock purchased pursuant to exercise of an Option will be made in any form or manner authorized by the Committee in the Award Agreement or by amendment thereto, including, but not limited to, cash or, if the Award Agreement provides:

(1)    by delivery to the Company of a number of shares of Stock having an aggregate Fair Market Value of not less than the product of the Exercise Price multiplied by the number of shares the Participant intends to purchase upon exercise of the Option on the date of delivery;

(2)    in a cashless exercise through a broker; or

(3)    by having a number of shares of Stock withheld, the Fair Market Value of which as of the date of exercise is sufficient to satisfy the Exercise Price.

In its discretion, and except to the extent precluded by the Sarbanes-Oxley Act of 2002, as amended, the Committee also may authorize (at the time an Option is granted or thereafter) Company financing to assist the Participant as to payment of the Exercise Price on such terms as may be offered by the Committee in its discretion. Payment must be made at the time that the Option or any part thereof is exercised, and no shares may be issued or delivered upon exercise of an Option until full payment has been made by the Participant.  The holder of an Option, as such, has none of the rights of a stockholder.
(d)    Conditions to the Exercise of an Option. Each Option granted under the Plan is exercisable by the Participant or any other designated person, at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Committee specifies in the Award Agreement, subject to Section 4.1(h).

(e)    Termination of Incentive Stock Option. With respect to an Incentive Stock Option, in the event of termination of employment of a Participant, the Option or portion thereof held by the Participant which is unexercised will expire, terminate, and become unexercisable no later than the expiration of three (3) months after the date of termination of employment; provided, however, that in the case of a holder whose termination of employment is due to death or Disability, one (1) year will be substituted for such three (3) month period; provided, further that such time limits may be exceeded by the Committee under the terms of the grant, in which case, the Incentive Stock Option will be a Non-Qualified Stock Option if it is exercised after the time limits that would otherwise apply. For purposes of this Subsection, termination of employment of the Participant will not be deemed to have occurred if the Participant is employed by another corporation (or a parent or subsidiary corporation of such other corporation) which has assumed the Incentive Stock Option of the Participant in a transaction to which Code Section 424(a) is applicable.

(f)    Special Provisions for Certain Substitute Options. Notwithstanding anything to the contrary in this Section 4.2, any Option issued in substitution for an option previously issued by another entity, which substitution occurs in connection with a transaction to which Code Section 424(a) is applicable, may provide for an exercise price computed in accordance with such Code Section and the regulations thereunder and may contain such other terms and conditions as the Committee may prescribe to cause such substitute Option to contain as nearly as possible the same terms and conditions (including the applicable vesting and termination provisions) as those contained in the previously issued option being replaced thereby.

4.3    Terms and Conditions of Stock Appreciation Rights. Each Stock Appreciation Right granted under the Plan must be evidenced by an Award Agreement.  A Stock Appreciation Right entitles the Participant to receive the excess of (1) the Fair Market Value of a specified or determinable number of shares of Stock at the time of payment or exercise over (2) a specified or determinable price (the "Threshold Price") which, in the case of a Stock Appreciation Right granted in connection with an Option, may not be less than the Exercise Price for that number of shares subject to that Option. Subject to adjustment in accordance with Section 7.2, the Threshold Price per share of Stock attributable to a Stock Appreciation Right must be as set forth in the applicable Award Agreement, but in no event may it be less than the Fair Market Value on the date the Stock Appreciation Right is granted. Except for adjustments as contemplated by Section 7.2 hereof, unless approved by the stockholders of the Company, in no event will the Threshold Price per share of Stock attributable to a Stock Appreciation Right be reduced after the date of grant of the Stock Appreciation Right and no Stock Appreciation Right may be cancelled or surrendered in exchange for a Stock Appreciation Right with a lower Threshold Price per share of Stock or in exchange for cash or other consideration ("Stock Appreciation Right Repricing"). A Stock Appreciation Right granted in connection with an Award may only be exercised to the extent that the related Award has not been exercised, paid or otherwise settled.

(a)    Settlement. Upon settlement of a Stock Appreciation Right, the Company must pay to the Participant the excess of (1) the Fair Market Value of the number of shares of Stock attributable to the Stock Appreciation Right over (2) the Threshold Price, in cash or shares of Stock (valued at Fair Market Value per share on the date of payment or exercise) as provided in the Award Agreement or, in the absence of such provision, as the Committee may determine.

(b)    Stock Appreciation Right Term. Any Stock Appreciation Right granted to a Participant shall not be exercisable after the expiration of ten (10) years after the date the Stock Appreciation Right is granted. The term of any Stock Appreciation Right shall be specified in the applicable Award Agreement.

(c)    Conditions to Exercise. Each Stock Appreciation Right granted under the Plan is exercisable or payable at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Committee specifies in the Award Agreement, subject to Section 4.1(h).

4.4    Terms and Conditions of Stock Awards. A Stock Award shall entitle a Participant to receive a designated number of shares of Stock. At the time of the grant, the Committee will determine the factors which will govern the number of the Stock Award, including in the case of a Performance Stock Award, the Performance Goals determined at the discretion of the Committee that must be satisfied as a condition to retention of the Award. The Committee may require a cash payment from the Participant in an amount no greater than the aggregate Fair Market Value of the shares of Stock awarded determined at the date of grant in exchange for the grant of a Stock Award or may grant a Stock Award without the requirement of a cash payment.

(a)    Issuance. Stock Awards shall be issued by the Company in shares of Stock.

(b)    Conditions. The number of shares of Stock subject to a Stock Award and restrictions or conditions on such shares of Stock, if any, will be as the Committee provides in the Award Agreement, and the certificate (if any) for such shares will bear evidence of any restrictions or conditions, subject to Section 4.1(h).

4.5    Terms and Conditions of Restricted Stock Units. Restricted Stock Units shall entitle the Participant to receive, at a specified future date or event, payment of a specified number, or a percentage or multiple of a specified number, of shares of Stock at the end of a specified period, or the cash value thereof. At the time of the grant, the Committee will determine the factors which will govern the number of the Restricted Stock Units so payable, including in the case of a Performance Restricted Stock Unit Award, the Performance Goals determined at the discretion of the Committee that must be satisfied as a condition to payment. The Committee may provide for an alternative specified number, percentage or multiple under specified conditions.
(a)    Payment. Payment in respect of Restricted Stock Units may be made by the Company in shares of Stock or in cash (valued at the Fair Market Value per share of Stock as of the date payment is owed) as provided in the applicable Award Agreement or Award Program, or, in the absence of such provision, as the Committee may determine.

(b)    Conditions to Payment. Each Restricted Stock Unit award granted under the Plan is payable at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Committee may specify in the applicable Award Agreement or Award Program, subject to Section 4.1(h) and intended compliance with or exemption from Code Section 409A.

4.6    Terms and Conditions of Performance Unit Awards. A Performance Unit Award shall entitle the Participant to receive, at a specified future date, payment of an amount based, all or in part, upon achievement of Performance Goals. The Performance Unit Award shall be equal to all or a portion of either (i) the value of a specified or determinable number of units (stated in terms of a designated or determinable dollar amount per unit) granted by the Committee, or (ii) a percentage or multiple of a specified amount determined by the Committee. At the time of the grant, the Committee must determine the base value of each unit; the number of units subject to a Performance Unit Award, the specified amount and the percentage or multiple of the specified amount, as may be applicable; and the Performance Goals applicable to the determination of the ultimate payment value of the Performance Unit Award. The Committee may provide for an alternative base value for each unit or an alternative percentage or multiple under certain specified conditions.

(a)    Payment. Payment in respect of Performance Unit Awards may be made by the Company in cash or shares of Stock (valued at Fair Market Value per share as of the date payment is owed) as provided in the applicable Award Agreement or Award Program or, in the absence of such provision, as the Committee may determine.

(b)    Conditions to Payment. Each Performance Unit Award granted under the Plan shall be payable at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Committee may specify in the applicable Award Agreement or Award Program, subject to Section 4.1(h) and intended compliance with or exemption from Code Section 409A.

4.7    Terms and Conditions of Dividend Equivalent Rights. A Dividend Equivalent Right entitles the Participant to receive payments from the Company in an amount determined by reference to any cash dividends paid on a specified number of shares of Stock to Company stockholders of record during the period such rights are effective. Dividend Equivalent Rights may be granted in connection with other Awards but may not be granted in connection with an Option or a Stock Appreciation Right. The Committee may impose such restrictions and conditions on any Dividend Equivalent Right as the Committee in its discretion shall determine, including the date any such right shall terminate and may reserve the right to terminate, amend or suspend any such right at any time.

(a)    Payment. Payment in respect of a Dividend Equivalent Right may be made by the Company in cash or shares of Stock (valued at Fair Market Value per share on the date of payment or exercise) as provided in the Award Agreement or Award Program, or, in the absence of such provision, as the Committee may determine.

(b)    Conditions to Payment. Each Dividend Equivalent Right granted under the Plan is payable at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Committee specifies in the applicable Award Agreement or Award Program, subject to Section 4.1(h) and intended compliance with or exemption from Code Section 409A.

4.8    Cash Awards.  In addition to Dividend Equivalent Rights, the Committee may, at any time and in its discretion, grant to any Participant the right to receive a cash amount, at such time, in such amount and subject to such terms and conditions as determined by the Committee in its discretion.

4.9    Terms and Conditions of Deferrals. If permitted or required by the Committee, a Participant may or shall defer the receipt of cash or Stock from the exercise or payment of an Award. If a Participant defers receipt, the Company’s obligation to issue the cash or shares of Stock will be reflected in a bookkeeping account. All such deferrals shall be subject to such terms and conditions as the Committee may establish, subject to Section 4.1(h) and intended compliance with or exemption from Code Section 409A.

(a)    Payment. Payment in respect of Deferrals may be made by the Company in cash or shares of Stock, whichever is provided for in the applicable Award Agreement or Award Program.

(b)    Conditions to Payment. Each Deferral under the Plan shall be payable at such time or times or on the occurrence of such event or events, and in such amounts as the Committee may specify in the applicable Award Agreement or Award Program; provided, however, that subsequent to the date of a Deferral, the Committee may accelerate the time or times at which the Deferral will be paid in whole or in part, subject to intended compliance with or exemption from Code Section 409A.

4.10    Terms and Conditions of Other Stock-Based Awards. At the time of grant of Other Stock-Based Awards, the Committee will determine the factors which will govern the amount of an Other Stock-Based Award and the form in which it is denominated, which may include Units, including at the discretion of the Committee any Performance Goals or other criteria that must be satisfied as a condition of vesting or payment. The Committee may provide for an alternative specified amount, percentage or multiple under specified conditions. The Committee may require that Other Stock-Based Awards that are denominated in Units be subject to restrictions imposed by the Partnership Agreement that are not inconsistent with the Plan.

(a)    Payment. Payment in respect of an Other Stock-Based Award shall be made in the form specified by the Committee, which in the case of an Other Stock-Based Award that is denominated in Class B Units, may if so determined by the Committee, include upon or following vesting, another form of Units. The Committee may also specify terms and conditions under which

Other Stock-Based Awards (or the proceeds thereof) are payable in or may be surrendered for shares of Stock, in which case the Committee will establish upon grant of the Other Stock-Based Award a maximum number of shares of Stock or a formula for determining the number of shares of Stock which may be issued.

(b)    Conditions to Payment. Each Other Stock-Based Award granted under the Plan shall be payable at such time or times or on the occurrence of such event or events, and in such amounts as the Committee may specify in the applicable Award Agreement or Award Program; provided, however, that subsequent to the grants of an Other Stock-Based Award, the Committee, at any time before complete termination of such Other Stock-Based Award, may accelerate the time or times at which the Other Stock-Based Award may be paid in whole or in part, subject to Section 4.1(h) and intended compliance with or exemption from Code Section 409A.

ARTICLE 5. RESTRICTIONS ON STOCK

5.1    Escrow of Shares. Any shares of Stock issued under the Plan may be evidenced in such manner as the Committee may deem appropriate, including, without limitation, book-entry registration or issuance of a Stock certificate. If a Stock certificate is issued with respect to Restricted Stock, such certificate shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock. The Committee may require that such certificate will be held by a custodian designated by the Committee (the "Custodian"), who for the term specified in the applicable Award Agreement, will have the full power and authority in the Participant’s name, place and stead to transfer, assign and convey to the Company any shares of Stock held by the Custodian for such Participant, if the Participant forfeits the shares under the terms of the applicable Award Agreement.  During the period that shares of Stock remain subject to forfeiture, the Participant is entitled to all rights, except as provided in the applicable Award Agreement, applicable to shares of Stock not so held.

5.2    Restrictions on Transfer. The Participant does not have the right to make or permit to exist any disposition of the shares of Stock issued pursuant to the Plan until such shares are vested except as provided in the Plan or the applicable Award Agreement or Award Program. Any disposition of the shares of Stock issued under the Plan by the Participant not made in accordance with the Plan or the applicable Award Agreement or Award Program will be void. The Company will not recognize, or have the duty to recognize, any disposition not made in accordance with the Plan and the applicable Award Agreement or Award Program, and the shares so transferred will continue to be bound by the Plan and the applicable Award Agreement or Award Program.

ARTICLE 6. CHANGE IN CONTROL

6.1    Time-Based Awards. In the event of a Change in Control, as to all outstanding Awards that have not already vested and are subject to vesting based all or in part on future time in service and are not subject to vesting based on future achievement of Performance Goals ("Time-Based Awards"), (a) if the acquirer in the Change in Control does not agree, after the Change in Control, to continue to maintain the Time-Based Awards in accordance with their terms (subject to adjustment in the number and kind of securities and purchase price, if any, pursuant to Section 7.2 in connection with the Change in Control, as approved by the Committee or the Board of Directors before the Change in Control), such Time-Based Awards shall become immediately vested and exercisable and payable as of the date of the Change in Control , or (b) if the acquirer in the Change in Control continues, after the Change in Control, to maintain the Time-Based Awards in accordance with their terms (subject to adjustment in the number and kind of securities and purchase price, if any, pursuant to Section 7.2 in connection with the Change in Control, as approved by the Committee or the Board of Directors before the Change in Control), such Time-Based Awards held by (i) a Non-employee Director shall become immediately vested and exercisable and payable as of the date of the Change in Control or (ii) any other Participant shall become immediately vested and exercisable and payable as of the date (A) of the Participant's termination of Continuous Service, if the Participant's termination of Continuous Service occurs during the 24 month period following the Change in Control by the Company or an Affiliate without Cause or by the Participant for Good Reason or (B) Preferred Apartment Advisors, LLC ceases to be the manager of the Company or the entity resulting from the Change in Control, unless in connection with such cessation, the Participant becomes an employee or officer of Company or the entity resulting from the Change in Control. Notwithstanding the foregoing, payments described in this Section shall be subject to delay in payment of six months from the date of “separation from service" (within the meaning of Code Section 409A) for any “specified employee" (within the meaning of Code Section 409A) to the extent required to comply with Code Section 409A or subject to any other delay required to comply with Code Section 409A.

6.2    Performance-Based Awards. In the event of a Change in Control, as to all outstanding Awards that have not already vested and are subject to future vesting based all or in part on future achievement of Performance Goals ("Performance-Based Awards"), all incomplete Performance Periods in respect of such Performance-Based Awards shall end on the date of the Change in Control and the Committee shall (i) determine the extent to which Performance Goals with respect to each such Performance Period have been met in full or on a prorated basis based upon such audited or unaudited financial information then available as it deems relevant and (ii) cause to be paid to the applicable Participant, within ten (10) days following the date of the Change in Control, partial or full Performance-Based Awards based upon the Committee's determination of the degree of attainment of the Performance Goals in full or on a prorated basis, or, if the Committee determines that the degree of achievement of the Performance Goals in full or on a prorated basis is not determinable, based on the assumption that the applicable target levels of the Performance Goal have been attained, or if the concept of target level of Performance Goals does apply to the Performance-Based Awards in question, on such other basis as may be determined by the Committee. Any portion of the Performance-Based Awards that are not vested as of the date of the Change of the Control pursuant to the provisions of this Section or otherwise shall be forfeited as of the date of the Change in Control.

ARTICLE 7. GENERAL PROVISIONS

7.1    Withholding. The Company shall deduct from all cash distributions under the Plan all taxes required to be withheld by the applicable jurisdiction. Whenever the Company proposes or is required to issue or transfer shares of Stock under the Plan or upon the vesting of any Stock Award, the Company has the right to require the recipient to remit to the Company an amount sufficient to satisfy the taxes required to be withheld by the applicable jurisdiction prior to, or as a condition of the issuance of such shares or the vesting of such Stock Award. A Participant may pay the tax withholding obligation in cash (including to the extent not prohibited by the applicable Award Agreement, by having a broker sell shares of Stock subject to the Award on the Participant’s behalf and remitting the cash proceeds to the Company), or, if the applicable Award Agreement or Award Program provides, a Participant may be permitted, or may be required, to have the tax withholding arising from exercise or payment of the Award satisfied by having the number of shares of Stock the Participant is to receive reduced by, or with respect to a Stock Award, by tendering back to the Company, a number of whole shares of Stock which, when multiplied by the Fair Market Value of the shares of Stock, is sufficient to satisfy the tax withholding obligation (after taking into account any withholding in cash required because only whole shares of Stock can be withheld or tendered), at tax withholding rates determined by the Company to be required, or in the Company’s sole discretion, permitted, but not in excess of the maximum statutory tax rates in the applicable jurisdiction.

7.2    Changes in Capitalization; Merger; Liquidation.

(a)    Equity Restructuring. The numbers of shares of Stock reserved for the grant of Awards under the Plan to and to Non-employee Directors; the number of shares of Stock reserved for issuance upon the exercise, settlement, or payment, as applicable, of each outstanding Dividend Equivalent Right, Option, Performance Unit Award, Restricted Stock Unit, Other Stock-based Award and Stock Appreciation Right and upon vesting, settlement, or grant, as applicable, of each Stock Award; the Exercise Price of each outstanding Option, the Threshold Price of each outstanding Stock Appreciation Right, and the specified number of shares of Stock to which each outstanding Dividend Equivalent Right, Option, Performance Unit Award, Restricted Stock Unit, Other Stock-based Award, Stock Appreciation Right and Stock Award pertains, shall be proportionately adjusted for any nonreciprocal transaction between the Company and the holders of capital stock of the Company that causes the per share value of the shares of Stock underlying a Stock Award to change, such as a stock dividend, stock split, spinoff, rights offering, or recapitalization through a large, nonrecurring cash dividend (each, an "Equity Restructuring").

(b)    Other Changes in Capital Structure. In the event of a merger, consolidation, reorganization, extraordinary dividend, spin-off, sale of substantially all of the Company’s assets, other change in capital structure of the Company, tender offer for shares of Stock, or a Change in Control that in each case does not constitute an Equity Restructuring, the Committee may make such adjustments with respect to Awards and take such other action as it deems necessary or appropriate to reflect such merger, consolidation, reorganization or tender offer, including, without limitation, the substitution of new Awards, or the adjustment of outstanding Awards, the acceleration of Awards (other than an acceleration of vesting not permitted by Section 4.1(h)), the removal of restrictions on outstanding Awards, or the termination of outstanding Awards in exchange for the cash value determined in good faith by the Committee of the Award. Any adjustment pursuant to this Section may provide, in the Committee’s discretion, for the elimination without payment therefor of any fractional shares that might otherwise become subject to any Award, but except as set forth in this Section and Section 4.1(h) may not otherwise diminish the then value of the Award.

(c)    Substitution. Any adjustment described in this Section may include a substitution in whole or in part of other equity securities of the issuer and the class involved in such Equity Restructuring in lieu of the shares of Stock that are subject to the Award.

(d)    Plan is not a Limit on Company Powers. The existence of the Plan and the Awards granted pursuant to the Plan shall not affect in any way the right or power of the Company to make or authorize any adjustment, reclassification, reorganization or other change in its capital or business structure, any merger or consolidation of the Company, any issue of debt or equity securities having preferences or priorities as to the Stock or the rights thereof, the dissolution or liquidation of the Company, any sale or transfer of all or any part of its business or assets, or any other corporate act or proceeding.

7.3    Compliance with Code. All Incentive Stock Options to be granted hereunder are intended to comply with Code Section 422, and all provisions of the Plan and all Incentive Stock Options granted hereunder shall be construed in such manner as to effectuate that intent. All Awards under the Plan are intended to be exempt from or in compliance with Code Section 409A and shall be construed in such manner to effectuate that intent. If an Award, Award Agreement, Award Program, payment, distribution, deferral election, transaction or any other action or arrangement contemplated by the provisions of the Plan would cause an Award to fail to satisfy or be exempt from Code Section 409A, then unless the Committee provides otherwise, such Award, Award Agreement, Award Program, payment, distribution, deferral election, transaction or other action or arrangement shall not be given effect to the extent it causes such result, and the related provisions of the Award Agreement, Award Program or Plan will be deemed modified, or, if necessary, suspended to comply with or be exempt from Code Section 409A to the extent determined appropriate by the Committee, in each case without the consent of or notice to the Participant.

7.4    No Representations or Covenants. Although the Company may endeavor to structure an Award to receive favorable U.S. or foreign tax treatment (e.g., under Code Section 422) or to avoid adverse tax treatment (e.g., under Code Section 409A), the Company makes no representation or covenant to that effect, makes no representation or covenant that such tax treatment will apply and expressly disavows any covenant to maintain favorable tax treatment or avoid unfavorable tax treatment.

7.5    Right to Terminate Employment or Service.  Nothing in the Plan or in any Award confers upon any Participant the right to continue as an employee, officer, director or consultant of the Company or any of its Affiliates or affects the right of the Company or any of its Affiliates to terminate the Participant’s employment or services at any time.

7.6    Non-Alienation of Benefits. Other than as provided in the Plan, no Award under the Plan may be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge; and any attempt to do so shall be void. No such Award may, prior to settlement and receipt by the Participant, be in any manner liable for or subject to the debts, contracts, liabilities, engagements or torts of the Participant.

7.7    Conditions and Restrictions upon Stock subject to Awards. The Committee may provide that shares of Stock issued under an Award shall be subject to such further restrictions, conditions and limitations as the Committee in its discretion may specify at the time of granting the Award. Without limiting the foregoing, such restrictions may address the timing and manner of any resales by the Participant of any Shares issued under an Award, including without limitation: (a) restrictions under an insider trading policy or pursuant to applicable law, (b) restrictions designed to delay and/or coordinate the timing and manner of sales by Participants and holders of other Company equity compensation arrangements, (c) restrictions as to the use of a specified brokerage firm for such resales or other transfers and (d) provisions requiring shares of Stock to be sold on the open market or to the Company in order to satisfy tax withholding or other obligations.

7.8    Compliance with Laws. The granting of awards and the issuance of shares of Stock under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or stock exchanges on which the Company’s securities are listed as may be required. The Company shall have no obligation to issue or deliver evidence of title for shares of Stock issued under the Plan before:

(a)    obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and

(b)    completion of any registration or other qualification of the shares of Stock under any applicable national or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable or at a time when any such registration or qualification is not current, has been suspended or otherwise has ceased to be effective.

The inability or impracticability of the Company to obtain or maintain authority from any regulatory body having jurisdiction, which authority is deemed by the Company to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.
7.9    Restrictions on Delivery and Sale of Shares; Legends. Each Award is subject to the condition that if at any time the Committee, in its discretion, shall determine that the listing, registration or qualification of the shares covered by such Award upon any securities exchange or under any state or federal law is necessary or desirable as a condition of or in connection with the granting of such Award or the purchase or delivery of shares thereunder, the delivery of any or all shares pursuant to such Award may be withheld unless and until such listing, registration or qualification shall have been effected. If a registration statement is not in effect under the Securities Act of 1933 or any applicable state securities laws with respect to the shares of Stock purchasable or otherwise deliverable under Awards then outstanding, the Committee may require, as a condition of delivery of Stock pursuant to an Award, that the Participant or other recipient of an Award represent, in writing, that the shares received pursuant to the Award are being acquired for investment and not with a view to distribution and agree that the shares will not be disposed of except pursuant to an effective registration statement, unless the Company shall have received an opinion of counsel that such disposition is exempt from such requirement under the Securities Act of 1933 and any applicable state securities laws. The Company may include on certificates representing shares delivered pursuant to an Award such legends referring to the foregoing representations or restrictions or any other applicable restrictions on resale as the Company, in its discretion, shall deem appropriate.

7.10    Clawback. The Plan will be administered in accordance with Section 10D of the Exchange Act, any applicable rules and regulations promulgated by the Securities Exchange Commission and any national securities exchange or national securities association on which shares of Stock may be traded, and any Company policy regarding compensation recoupment, and each Award shall be subject to forfeiture to the extent provided in any applicable clawback policy adopted by the Company or otherwise required pursuant to applicable law. This Section will not be the Company’s exclusive remedy with respect to such matters.

7.11    Awards to Non-U.S. Employees. The Committee shall have the power and authority to determine which Affiliates shall be covered by the Plan and which employees outside the U.S. shall be eligible to participate in the Plan. The Committee may adopt, amend or rescind rules, procedures or sub-plans relating to the operation and administration of the Plan to accommodate the specific requirements of local laws, procedures, and practices. Without limiting the generality of the foregoing, the Committee is specifically authorized to adopt rules, procedures and sub-plans with provisions that limit or modify rights on death, disability or retirement or on termination of employment; available methods or exercise or settlement of an award; payment of income, social insurance contributions and payroll taxes; the withholding procedures and handling of any stock certificate or other indicia of ownership which vary with local requirements. The Committee may also adopt rules, procedures or sub-plans applicable to particular Affiliates or locations.

7.12    Indemnification. To the maximum extent permitted by applicable law and the certificate of incorporation and by-laws of the Company and to the extent not covered by insurance directly insuring such person, each officer or employee of the Company or any Affiliate and member or former member of the Committee or the Board shall be indemnified and held harmless by the Company against any cost or expense (including reasonable fees of counsel actually incurred at standard rates reasonably acceptable to the Committee) or liability (including any sum paid in settlement of a claim with the approval of the Committee), and advanced amounts necessary to pay the foregoing at the earliest time and to the fullest extent permitted, arising out of any act or omission to act in connection with the administration of the Plan, except to the extent arising out of such officer’s, employee’s, member’s or former member’s fraud or bad faith.  Such indemnification shall be in addition to any rights of indemnification the officers, employees, directors or members or former officers, directors or members may have under applicable law or under the certificate of incorporation or by-laws of the Company or any Affiliate.

7.13    Termination and Amendment of the Plan. The Board of Directors at any time may amend or terminate the Plan without stockholder approval; provided, however, that the Board of Directors (a) may condition any amendment on the approval of stockholders of the Company if such approval is necessary or advisable with respect to tax, securities or other applicable laws, and (b) shall obtain stockholder approval for any amendment to the Plan that, except as provided in Section 7.2, increases the number of shares of Stock available under the Plan, materially expands the classes of individuals eligible to receive Awards, materially expands the type of awards available under the Plan, would permit Option Repricing or Stock Appreciation Right Repricing, or would otherwise require stockholder approval under the rules of the applicable stock exchange. No such termination or amendment without the consent of the holder of an Award may adversely affect the rights of the Participant under such Award.

7.14    Stockholder Approval. The Plan must be submitted to the stockholders of the Company for their approval within twelve (12) months before or after the adoption of the Plan by the Board of Directors of the Company. If such approval is not obtained, the Prior Plan shall remain in force and effect and any Award granted hereunder will be void.

7.15    Choice of Law. The laws of the State of Maryland shall govern the Plan, to the extent not preempted by federal law, without reference to the principles of conflict or choice of laws that might otherwise refer to the laws of another jurisdiction.

PREFERRED APARTMENT COMMUNITIES, INC.

By:/s/ Daniel M. DuPree
Name: Daniel M. DuPree
Title: Chief Executive Officer